Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-222043, 333-228980, 333-188042 and 333-258819) on Form S-8 of our report dated April 26, 2023, with respect to the consolidated financial statements of CASI Pharmaceuticals, Inc.

/s/ KPMG Huazhen LLP

Beijing, China

April 26, 2023